Exhibit 99.1

SUBSCRIPTION AGREEMENT

Costa Rica Paradise Inc.
#6 Harbor Town
Laguna Vista, Texas 78578

Dear Madam:

     Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Costa Rica Paradise Inc. (the "Company") at a price of $0.02 per Share (the "Subscription Price").   Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.   Purchaser further confirms that Ms. Rhonda Esparza solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Esparza.

     MAKE CHECK PAYABLE TO: Costa Rica Paradise Inc.

     Executed this _____ day of ___________________, 2009.

____________________________________                    ____________________________________
                                                                                            Signature of Purchaser
____________________________________

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________	X $0.10 _________	=	US$ _________
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash: __________ Check #: ____________		Other: ________________

Costa Rica Paradise Inc.

By:	__________________________________

Title:	__________________________________